DRAFT

                                                                     Exhibit 4.8


                AMENDED AND RESTATED CASH MANAGEMENT AGREEMENT



                                DATED[*], 2005



                              ABBEY NATIONAL PLC
                                      AND
                            HOLMES TRUSTEES LIMITED
                                      AND
                            HOLMES FUNDING LIMITED
                                      AND
                   JPMORGAN CHASE BANK, N.A., LONDON BRANCH



















                                 ALLEN & OVERY

                               ALLEN & OVERY LLP

                                    LONDON

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                                   CONTENTS

CLAUSE                                                                     PAGE

1.     Definitions and Interpretation.........................................2
2.     Appointment of Cash Manager............................................2
3.     The Services...........................................................3
4.     Payments, Accounts, Ledgers............................................4
5      Early Repayment Fees...................................................8
6.     Swaps..................................................................8
7.     No Liability...........................................................9
8.     Costs and Expenses.....................................................9
9.     Information............................................................9
10.    Remuneration..........................................................11
11.    Covenants of Cash Manager.............................................11
12.    Services Non-Exclusive................................................12
13.    Termination...........................................................12
14.    Further Assurance.....................................................15
15.    Miscellaneous.........................................................15
16.    Confidentiality.......................................................16
17.    Notices...............................................................17
18.    Variation and Waiver..................................................18
19.    No Partnership........................................................18
20.    Assignment............................................................18
21.    New Intercompany Loan Agreements......................................18
22.    Exclusion of Third Party Rights.......................................18
23.    Counterparts..........................................................18
24.    Governing Law.........................................................18

SCHEDULE

1.     The Cash Management Services..........................................20
2.     Cash Management and Maintenance of Ledgers............................22
3.     Form of Mortgages Trustee Quarterly Report............................30
4.     Form of funding Quarterly Report......................................32



Signatories..................................................................44

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THIS AMENDED AND RESTATED CASH MANAGEMENT AGREEMENT is made on [*], 2005

BETWEEN:

(1) ABBEY NATIONAL PLC, a public limited company incorporated under the laws of England and Wales whose registered office is at Abbey House, Baker Street, London NW1 6XL in its capacity as cash manager (the CASH MANAGER, which expression shall include such other person as may from time to time be appointed as cash manager pursuant to this Agreement);

(2) ABBEY NATIONAL PLC, a public limited company incorporated under the laws of England and Wales whose registered office is at Abbey House, Baker Street, London NW1 6XL in its capacity as Seller of the Loans (the SELLER);

(3) HOLMES TRUSTEES LIMITED (registered number 3982431), a private limited company incorporated under the laws of England and Wales whose registered office is at Abbey House, Baker Street, London NW1 6XL (the MORTGAGES TRUSTEE);

(4) HOLMES FUNDING LIMITED (registered number 3982428), a private limited company incorporated under the laws of England and Wales whose registered office is Abbey House, Baker Street, London NW1 6XL (FUNDING and, together with the Seller, the BENEFICIARIES); and

(5) JPMORGAN CHASE BANK, N.A., LONDON BRANCH whose principal office is at Trinity Tower, 9 Thomas More Street, London E1W 1YT in its capacity as trustee (the SECURITY TRUSTEE which expression shall include such company and all other persons or companies for the time being acting as the trustee or trustees under the Funding Deed of Charge, the First Issuer Deed of Charge and the Trust Deed).

WHEREAS:

(A) On the Initial Closing Date the First Issuer issued the First Issuer Notes constituted by the First Issuer Trust Deed. From the proceeds of the issue of those First Issuer Notes, the First Issuer made a loan to Funding pursuant to the terms of the First Issuer Intercompany Loan Agreement. From the proceeds of that loan, Funding paid the Initial Consideration to the Seller as consideration in part for the assignment by the Seller to the Mortgages Trustee of the Initial Portfolio pursuant to the Mortgage Sale Agreement.

(B) The Cash Manager agreed to provide Cash Management Services to the Mortgages Trustee, Funding and the Security Trustee on the terms and subject to the conditions contained in the Cash Management Agreement dated 26th July, 2000 (as supplemented, amended and restated by this Agreement and from time to time, the CASH MANAGEMENT AGREEMENT).

(C) On 29th November, 2000 the parties to the Cash Management Agreement agreed to amend the terms of the Cash Management Agreement as set out in an Amendment Agreement to the Cash Management Agreement of the same date.

(D) On 26th March, 2003 the parties to the Cash Management Agreement agreed to amend the terms of the Cash Management as set out in a Second Amendment Agreement to the Cash Management Agreement of the same date.

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(E)    On 1st April, 2004 the parties to the Cash Management Agreement agreed to amend the terms of the Cash Management Agreement as set out in a Third Amendment Agreement to the Cash Management Agreement of the same date.

(F) The parties to the Cash Management Agreement have agreed to amend and restate the terms of the Cash Management Agreement as set out herein.

IT IS HEREBY AGREED as follows:

1.     DEFINITIONS AND INTERPRETATION

1.1 The Master Definitions Schedule signed for the purposes of identification by Allen & Overy LLP and Slaughter and May on [*], 2005 (as the same may be amended, varied or supplemented from time to time with the consent of the parties hereto) is expressly and specifically incorporated into this Agreement and, accordingly, the expressions defined in the Master Definitions Schedule (as so amended, varied or supplemented) shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Agreement, including the Recitals hereto and this Agreement shall be construed in accordance with the interpretation provisions set out in Clause 2 of the Master Definitions Schedule.

1.2 Any reference in this Agreement to any discretion, power, right, duty or obligation on the part of the Mortgages Trustee shall be as exercised by the Mortgages Trustee subject in each case to the provisions of Clause
       13.2 of the Mortgages Trust Deed.

1.3 This Agreement amends and restates the Cash Management Agreement made on 26th July, 2000 between the parties hereto as amended on 29th November, 2002; 26th March, 2003 and 1st April, 2004 (the PRINCIPAL AGREEMENT). As of the date of this Agreement, any future rights or obligations (excluding such obligations accrued to the date of this Agreement) of a party under the Principal Agreement shall be extinguished and shall instead be governed by this Agreement.

2.     APPOINTMENT OF CASH MANAGER

2.1    APPOINTMENT

       Until termination pursuant to Clause 13, the Mortgages Trustee, Funding and the Security Trustee (according to their respective estates and interests) each hereby appoints the Cash Manager as its lawful agent to provide the Cash Management Services set out in this Agreement, including in relation to:

       (a)     the Mortgages Trust; and

       (b)     Funding,

       and the Cash Manager in each case hereby accepts such appointment on the terms and subject to the conditions of this Agreement.

2.2    DUTIES PRESCRIBED BY TRANSACTION DOCUMENTS

       For the avoidance of doubt and in connection with the powers conferred under Clause 2.1, save as expressly provided elsewhere in this Agreement, nothing herein shall be construed so as to give the Cash Manager any powers, rights, authorities, directions or obligations other than as specified in this Agreement or any of the other Transaction Documents.

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2.3    APPOINTMENT CONDITIONAL UPON ISSUANCE OF FIRST ISSUER NOTES

       The appointment pursuant to Clause 2.1 is conditional upon the issue of the First Issuer Notes and the making of the First Issuer Term Advances under the First Issuer Intercompany Loan Agreement and shall take effect upon and from the Initial Closing Date automatically without any further action on the part of any person PROVIDED THAT if the issue of the First Issuer Notes by the First Issuer has not occurred by 26th July, 2000, or such later date as the First Issuer and the Lead Manager may agree this Agreement shall cease to be of further effect.

3.     THE SERVICES

3.1    GENERAL

       The Cash Manager shall provide the services set out in this Agreement (including, without limitation, the Schedules) (the CASH MANAGEMENT SERVICES).

3.2    APPROVALS AND AUTHORISATIONS

       The Cash Manager shall maintain, or procure the maintenance of, the approvals, authorisations, consents and licences required in connection with the respective businesses of the Mortgages Trustee and Funding and shall prepare and submit, or procure the preparation and submission of, on behalf of the Mortgages Trustee and Funding, all necessary applications and requests for any further approvals, authorisations, consents or licences which may be required in connection with the respective businesses of the Mortgages Trustee and Funding and shall, so far as it reasonably can do so, perform the Cash Management Services in such a way as not to prejudice the continuation of any such approvals, authorisations, consents or licences.

3.3    COMPLIANCE WITH TRANSACTION DOCUMENTS, ETC.

       The Cash Management Services shall include procuring (so far as the Cash Manager, using its reasonable endeavours, is able so to do) compliance by the Mortgages Trustee and Funding with all applicable legal requirements and with the terms of the Transaction Documents to which each of the Mortgages Trustee and/or Funding is a party, PROVIDED ALWAYS THAT the Cash Manager shall not lend or provide any sum to the Mortgages Trustee or Funding (other than as expressly contemplated by the Transaction Documents) and the Cash Manager shall have no liability whatsoever to the Mortgages Trustee, Funding, the Security Trustee or any other person for any failure by the Mortgages Trustee or Funding to make any payment due by any of them under any of the Transaction Documents (other than to the extent arising from (i) the Cash Manager failing to make a payment in its capacity as Servicer, Mortgages Trustee GIC Provider, Funding GIC Provider, Funding Swap Provider or Account Bank or in any other capacity under the Transaction Documents, or (ii) the Cash Manager failing to perform any of its obligations under any of the Transaction Documents).

3.4    LIABILITY OF CASH MANAGER

(a) The Cash Manager shall indemnify each of the Mortgages Trustee, Funding and the Security Trustee on demand on an after Tax basis for any loss, liability, claim, expense or damage suffered or incurred by any of them in respect of the negligence, bad faith or wilful default of the Cash Manager in carrying out its functions as Cash Manager under this Agreement or under the other Transaction Documents or as a result of a breach by the Cash Manager of the terms and provisions of this Agreement or such other Transaction Documents to which the Cash Manager is a party (in its capacity as such) in relation to such functions.

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(b)    For the avoidance of doubt, the Cash Manager shall not be liable in respect of any loss, liability, claim, expense or damage suffered or incurred by the Mortgages Trustee, Funding, or the Security Trustee and/or any other person as a result of the proper performance of the Cash Management Services by the Cash Manager save to the extent that such loss, liability, claim, expense or damage is suffered or incurred as a result of any negligence, bad faith or wilful default of the Cash Manager or as a result of a breach by the Cash Manager of the terms and provisions of this Agreement or any of the other Transaction Documents to which the Cash Manager is a party (in its capacity as such) in relation to such functions.

4.     PAYMENTS, ACCOUNTS, LEDGERS

4.1    BANK ACCOUNTS

(a) The Cash Manager hereby confirms that the Mortgages Trustee GIC Account has been established on or before the date hereof pursuant to the Bank Account Agreement and the Mortgages Trustee Guaranteed Investment Contract and that the Mortgages Trustee GIC Account Mandate in the agreed form will apply thereto at the Initial Closing Date. The Cash Manager undertakes (to the extent to which the same is within its control) that at the Initial Closing Date the Mortgages Trustee GIC Account will be operative and that the Cash Manager will not create or permit to subsist any Security Interest in relation to the Mortgages Trustee GIC Account (but without prejudice to the Mortgages Trust).

(b) The Cash Manager hereby confirms that the Funding GIC Account has been established on or before the date hereof pursuant to the Bank Account Agreement and the Funding Guaranteed Investment Contract and that the Funding GIC Account Mandate in the agreed form will apply thereto at the Initial Closing Date. The Cash Manager undertakes (to the extent to which the same is within its control) that at the Initial Closing Date the Funding GIC Account will be operative and that the Cash Manager will not knowingly create or permit to subsist any Security Interest in relation to the Funding GIC Account other than as created under or permitted pursuant to the Funding Deed of Charge.

(c) The Cash Manager hereby confirms that the Funding Transaction Account has been established on or before the date hereof and that the Funding Transaction Account Mandate in the agreed form will apply thereto at the Initial Closing Date. The Cash Manager undertakes (to the extent to which the same is within its control) that at the Initial Closing Date the Funding Transaction Account will be operative and that the Cash Manager will not knowingly create or permit to subsist any Security Interest in relation to the Funding Transaction Account other than as created under or permitted pursuant to the Funding Deed of Charge.

4.2    MORTGAGES TRUSTEE LEDGERS

(a) The Cash Manager shall open and maintain in the books of the Mortgages Trustee certain ledgers to be known as the Revenue Ledger and the Principal Ledger which shall together reflect the aggregate of all amounts of cash standing to the credit of the Mortgages Trustee GIC Account and of the Alternative Accounts from time to time.

(b) The Cash Manager shall also open and maintain in the books of the Mortgages Trustee certain ledgers to be known as the Losses Ledger and the Funding Share/Seller Share Ledger.

(c) The Cash Manager shall make credits and debits to the Mortgages Trustee Ledgers in the manner described in paragraphs 9, 10, 11, 12 and 13 of
       Schedule 2.

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4.3    FUNDING LEDGERS

(a) The Cash Manager shall open and maintain in the books of Funding certain ledgers to be known as the Funding Revenue Ledger, the Funding Principal Ledger, the First Reserve Ledger, the Second Reserve Ledger, the Funding Liquidity Reserve Ledger, the Funding Reserve Ledger, the Cash Accumulation Ledger and the Cash Accumulation Sub-Ledger which shall together reflect the aggregate of all amounts of cash standing to the credit of the Funding GIC Account and the Funding Transaction Account and all amounts invested in Authorised Investments purchased from amounts standing to the credit of the Funding GIC Account and the Funding Transaction Account from time to time.

(b) On the Interest Payment Date following a Funding Liquidity Reserve Fund Relevant Event, the Cash Manager shall open and maintain in the books of Funding a further ledger, to be known as the Funding Liquidity Reserve Ledger

(c) The Cash Manager shall also open and maintain in the books of Funding certain ledgers to be known as (i) the Principal Deficiency Ledger, which shall comprise, on the Initial Closing Date, three sub-ledgers to be known as the AAA Principal Deficiency Sub Ledger, the AA Principal Deficiency Sub Ledger and the BBB Principal Deficiency Sub Ledger and
       (ii) the Intercompany Loan Ledger. If Funding enters into New Intercompany Loan Agreements and the New Term Advances advanced thereunder have different Term Advance Ratings to the Term Advance Ratings assigned to the existing Term Advances (including the First Issuer Term Advances), then the Cash Manager shall establish new sub-ledgers in respect of the Principal Deficiency Ledger, which shall correspond to the Term Advance Ratings assigned to each such New Term Advance.

(d) The Cash Manager shall make credits and debits to the Funding Ledgers in accordance with the provisions of paragraphs 9, 10, 14, 15, 16, 17, 18 and 19 of Schedule 2.

4.4    BANK ACCOUNTS

(a) The Cash Manager shall procure that so far as it may be able in relation to all Loans comprised in the Portfolio, the following amounts are paid into the Mortgages Trustee GIC Account:

       (i) all Monthly Payments, other interest received under and in respect of the Loans and any costs or other amounts received under the Loans (including in any such case amounts recovered on enforcement of rights against any Borrower or guarantor of the Borrower, any Property or any of the Borrower's or guarantor's other property or assets);

       (ii) all final releases and all repayments or prepayments of principal under the Loans;

       (iii) any amount received by or on behalf of the Mortgages Trustee pursuant to any Abbey Insurance Policy or the Buildings Policies; and

       (iv) any other amounts whatsoever received by or on behalf of the Mortgages Trustee after the Initial Closing Date,

       and the Cash Manager shall procure that all interest earned on the Mortgages Trustee GIC Account is credited to such account.

(b) The Cash Manager shall procure that the following amounts are paid into the Funding GIC Account:

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       (i)     all  Funding Revenue Receipts;

       (ii)    all Funding Principal Receipts;

       (iii) all amounts received by Funding pursuant to the Funding Swap Agreement (other than any amounts of collateral required to be posted by the Funding Swap Provider which shall be paid into an account established in the name of Funding for such purpose); and

       (iv) any other amounts whatsoever received by or on behalf of Funding after the Initial Closing Date,

       and the Cash Manager shall procure that all interest earned on the Funding Bank Accounts and all investment proceeds from Authorised Investments purchased from amounts standing to the credit of the Funding GIC Account are credited to such account except that any interest earned on any account into which any collateral under the Funding Swap Agreement or any investment proceeds from Authorised Investments in which such collateral is invested shall be paid into the account established by Funding into which any collateral under the Funding Swap Agreement is paid.

(c) The Cash Manager shall procure that all transfers and withdrawals of amounts standing to the credit of the Funding Transaction Account and the Funding GIC Account shall be made in accordance with the provisions of the Funding Deed of Charge.

(d) Each of the payments into the Mortgages Trustee GIC Account and the Funding GIC Account referred to in Clauses 4.4(a), (b) and (c) shall be made forthwith upon receipt by the Mortgages Trustee, Funding or the Cash Manager, as the case may be, of the amount in question.

(e) For the avoidance of doubt, as soon as reasonably practicable after becoming aware of the same, the Cash Manager may, and shall, withdraw Cash from, as the case may be, the Mortgages Trustee GIC Account, the Funding Transaction Account or the Funding GIC Account if, and to the extent that, such Cash was credited thereto in error and shall use its reasonable endeavours to ensure that such Cash is applied correctly thereafter.

(f) The Cash Manager shall promptly notify each of the Mortgages Trustee, Funding and the Security Trustee of any additional account which supplements or replaces any account specifically referred to in the definitions of the "Mortgages Trustee GIC Account", the "Funding Transaction Account" or the "Funding GIC Account" in the Master Definitions Schedule.

(g) Each of the Cash Manager, the Mortgages Trustee and Funding undertakes that, so far as it is able to procure the same, the Mortgages Trustee GIC Account, the Funding Transaction Account and the Funding GIC Account and all instructions and Mandates in relation thereto will continue to be operative and will not, save as provided in Clause 4.6 below or as permitted pursuant to the Bank Account Agreement, be changed without the prior written consent of the Security Trustee (such consent not to be unreasonably withheld or delayed). For the avoidance of doubt, the Cash Manager may change the Authorised Signatories in respect of any instructions or Mandates relating to Funding and/or the Mortgages Trustee, without the prior written consent of the Security Trustee, in accordance with Clause 4.2 of the Bank Account Agreement.

(h) The Cash Manager and Funding agree that the Cash Manager shall procure that the second tranche of [POUND]6,000,000 referred to in Clause 2(b) of the Start-up Loan Agreement shall be

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       credited to the Funding GIC Account promptly upon receipt of such tranche by Funding, and the Reserve Ledger shall record such credit amount.

(i) The Cash Manager and Funding agree that the Cash Manager shall procure that (i) the First Reserve Tranche of the Second Start-Up Loan Agreement and (ii) the First Reserve Tranche (if any) of any New Start-Up Loan Agreement shall be credited to the Funding GIC Account promptly upon receipt of such amounts by Funding and the First Reserve Ledger shall record such credit.

4.5    WITHDRAWALS

       The Cash Manager may make withdrawals:

       (a) on behalf of the Mortgages Trustee from the Mortgages Trustee GIC Account; and

       (b)     on behalf of Funding from the Funding GIC Account, but only:

               (i) with the prior consent of the Security Trustee following receipt of a request for withdrawal in writing from the Cash Manager on behalf of Funding; and

               (ii) until receipt of an Intercompany Loan Enforcement Notice served by the Security Trustee on Funding (with a copy to the Cash Manager and the Mortgages Trustee); and

       (c) on behalf of Funding from the Funding Transaction Account, but only until receipt of an Intercompany Loan Enforcement Notice served by the Security Trustee on Funding (with a copy to the Cash Manager and the Mortgages Trustee), respectively as permitted by this Agreement, the Mortgages Trust Deed, the Bank Account Agreement, the Mortgages Trustee Guaranteed Investment Contract, the Funding Guaranteed Investment Contract and the Funding Deed of Charge, but shall not in carrying out its functions as Cash Manager under this Agreement otherwise make withdrawals from the Mortgages Trustee GIC Account or the Funding Bank Accounts.

4.6    CASH MANAGEMENT

       In administering the Mortgages Trustee GIC Account, the Funding Transaction Account and the Funding GIC Account on behalf of the Mortgages Trustee, Funding and the Security Trustee respectively, the Cash Manager shall comply with the provisions of Schedule 2 prior to receipt by the Cash Manager of a copy of any Intercompany Loan Enforcement Notice served by the Security Trustee on Funding.

4.7    COLLATERAL POSTED UNDER THE FUNDING SWAP AGREEMENT

(a) Any and all amounts of collateral provided to Funding by the Funding Swap Provider pursuant to the Funding Swap Agreement will be paid into an account which will be established by Funding or otherwise invested by the Cash Manager on behalf of Funding in Authorised Investments.

(b) For the avoidance of doubt, references in this Agreement to amounts received from the Funding Swap Provider under the Funding Swap Agreement will, save as provided below exclude any and all amounts of collateral provided to Funding by the Funding Swap Provider.

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(c)    Any and all amounts standing to the credit of the account established by
       Funding into which any collateral under the Funding Swap Agreement is paid shall not be available to the Cash Manager for application in accordance with the relevant Funding Priority of Payments (but shall instead be applied in accordance with the terms of the Funding Swap Agreement) unless, and subject always to the terms of the Funding Deed of Charge (securing such amounts in favour of the Security Trustee on behalf of the Funding Secured Creditors), there is an early termination of the Funding Swap Agreement and such funds are not going to be applied by Funding in or towards the costs of entering into a replacement swap agreement. Following such an early termination event, the value of the relevant collateral will be applied against an amount equal to the termination amount that would have been payable by the Funding Swap Provider had such collateral not been provided and such funds will be available to be treated as a termination payment under the relevant Funding Swap Agreement and will be available for application by the Cash Manager in accordance with the relevant Funding Post-Enforcement
       Priority of Payments.

5.     EARLY REPAYMENT FEES

       The Cash Manager shall withdraw any Early Repayment Fees paid into the Mortgages Trustee GIC Account and pay the same to the Seller, by telegraphic transfer to such account as may be specified by the Seller from time to time, promptly following a request for such withdrawal being received from the Seller. For the avoidance of doubt, the Cash Manager shall not record the receipt or withdrawal of Early Repayment Fees in any of the ledgers maintained under this Agreement.

6.     SWAPS

6.1    COMPUTATIONS UNDER FUNDING SWAPS

       On each Distribution Date, the Cash Manager shall determine, in accordance with the terms of the Funding Swap, in respect of the relevant Distribution Period:

       (a) the Average Fixed Rate Loan Balance, the Average Variable Rate Loan Balance and the Average Tracker Loan Balance (each as defined in the Funding Swap Agreement);

       (b) the weighted average of the fixed rates of interest charged to borrowers of Fixed Rate Loans;

       (c)     the Tracker Swap Rate; and

       (d)     the Variable Rate Swap SVR,

       and shall notify Funding and the Security Trustee of such amounts, balances and rates.

6.2    TERMINATION OF FUNDING SWAP

       If on or prior to the date of the earlier of either (i) the reduction of the aggregate principal amount outstanding of all Intercompany Loans to zero or (ii) the service of an Intercompany Loan Enforcement Notice, the Funding Swap is terminated, then the Cash Manager (on behalf of Funding and the Security Trustee) shall purchase a new hedge against the possible variance between (1) the Mortgages Trustee SVR payable on the Variable Rate Loans, the fixed rates of interest payable on the Fixed Rate Loans and the Tracker Swap Rate and (2) a LIBOR-based rate for three-month sterling deposits, on terms acceptable to Funding and the Rating Agencies with a new Funding swap provider whom the Rating Agencies have previously

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       confirmed in writing will not cause the then current rating of any Notes to be downgraded. The Cash Manager may apply any early termination payment received from the Funding Swap Provider pursuant to the Funding Swap for such purpose.

7.     NO LIABILITY

       Save as otherwise provided in this Agreement, the Cash Manager shall have no liability for the obligations of either the Mortgages Trustee, Funding or the Security Trustee under any of the Transaction Documents or otherwise and nothing herein shall constitute a guarantee, or similar obligation, by the Cash Manager of either the Mortgages Trustee, Funding or the Security Trustee in respect of any of them.

8.     COSTS AND EXPENSES

8.1 Subject to and in accordance with the applicable Funding Priority of Payments set out in the Funding Deed of Charge, Funding will on each Interest Payment Date reimburse the Cash Manager for all out-of-pocket costs, expenses and charges (together with any amounts in respect of Irrecoverable VAT due thereon) properly incurred by the Cash Manager in the performance of the Cash Management Services including any such costs, expenses or charges not reimbursed to the Cash Manager on any previous Interest Payment Date and the Cash Manager shall supply the Mortgages Trustee or Funding with an appropriate VAT invoice issued by the Cash Manager or, if the Cash Manager has treated the relevant cost, expense or charge as a disbursement for VAT purposes, by the person making the supply.

8.2 Unless and until otherwise agreed by Funding and the Security Trustee in writing (notified to the Cash Manager), Funding shall be solely responsible for reimbursing the Cash Manager for the out-of-pocket costs, expenses and charges (together with any amounts in respect of Irrecoverable VAT due thereon) referred to in Clause 8.1 above.

9.     INFORMATION

9.1    USE OF I.T. SYSTEMS

(a) The Cash Manager represents and warrants that at the date hereof in respect of the software which is to be used by the Cash Manager in providing the Cash Management Services it has in place all necessary licences and/or consents from the respective licensor or licensors (if any) of such software.

(b) The Cash Manager undertakes that it shall for the duration of this Agreement, use reasonable endeavours to:

       (i) ensure that the licences and/or consents referred to in paragraph (a) are maintained in full force and effect; and

       (ii) except in so far as it would breach any other of its legal obligations, grant to any person to whom it may sub-contract or delegate the performance of all or any of its powers and obligations under this Agreement and/or to such person as the Mortgages Trustee and Funding elect as a substitute cash manager in accordance with the terms of this Agreement a licence to use any proprietary software together with any updates which may be made thereto from time to time.

(c) The Cash Manager shall use reasonable endeavours to maintain in working order the information technology systems used by the Cash Manager in providing the Cash Management Services.

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(d)    The Cash Manager shall pass to any person to whom it may sub-contract or delegate the performance of all or any of its powers and obligations under this Agreement and/or to such person as the Mortgages Trustee and Funding elect as a substitute cash manager in accordance with the terms of this Agreement the benefit of any warranties in relation to the software insofar as the same are capable of assignment.

9.2    BANK ACCOUNT STATEMENTS

       The Cash Manager shall take all reasonable steps to ensure that it receives:

       (a) a monthly bank statement in relation to the Mortgages Trustee GIC Account (and any additional or supplemental bank account of the Mortgages Trustee) and that it furnishes a copy of such statement to the Mortgages Trustee, each of the Beneficiaries and the Security Trustee; and

       (b) monthly bank statements in relation to each of the Funding Transaction Account and the Funding GIC Account (and any additional or supplemental bank account of the Funding Trustee) and that it furnishes a copy of such statements to Funding and the Security Trustee.

9.3    ACCESS TO BOOKS AND RECORDS

       Subject to all applicable laws, the Cash Manager shall permit the Auditors of the Mortgages Trustee and Funding and any other person nominated by the Security Trustee or the Beneficiaries (to whom the Cash Manager has no reasonable objection) at any time during normal office hours upon reasonable notice to have access, or procure that such person or persons are granted access, to all books of record and account relating to the Cash Management Services provided by the Cash Manager and related matters in accordance with this Agreement.

9.4    STATUTORY OBLIGATIONS

       The Cash Manager will use its reasonable endeavours, on behalf of the Mortgages Trustee and Funding, to prepare or procure the preparation of and file all reports, annual returns, financial statements, statutory forms and other returns which each of the Mortgages Trustee and Funding is required by law to prepare and file. Subject to approval thereof by the directors of the Mortgages Trustee or Funding (as appropriate), the Cash Manager shall cause such accounts to be audited by the Auditors and shall procure so far as it is able so to do that the Auditors shall make a report thereon as required by law and copies of all such documents shall be delivered to the Mortgages Trustee, the Security Trustee and Funding (as appropriate) and the Rating Agencies as soon as practicable after the end of each accounting reference period of the Mortgages Trustee or Funding (as appropriate).

9.5    INFORMATION COVENANTS

       (a) The Cash Manager shall provide the Mortgages Trustee, Funding, the Security Trustee, the Seller and the Rating Agencies:

               (i) quarterly with a report in, or substantially in, the form set out in Schedule 3A in respect of the Mortgages Trustee; and

               (ii) quarterly with a report in, or substantially in, the form set out in Schedule 3B in respect of Funding.

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

       (b) The Cash Manager shall provide, or procure the provision of, to the Mortgages Trustee, Funding, the Security Trustee and the Rating Agencies copies of any annual returns or financial statements referred to in Clause 9.4 as soon as reasonably practicable after the preparation thereof.

       (c) The Cash Manager shall notify the Rating Agencies in writing of the details of (i) any material amendment to the Transaction Documents, (ii) the occurrence of an Intercompany Loan Event of Default or Potential Intercompany Loan Event of Default and
               (iii) any other information relating to the Cash Manager as the Rating Agencies may reasonably request in connection with its obligations under this Agreement, PROVIDED THAT the Security Trustee shall not make such a request more than once every three months unless, in the belief of the Security Trustee, an Intercompany Loan Event of Default, a Note Event of Default or Cash Manager Termination Event (as defined in Clause 13.1) shall have occurred and is continuing or a Potential Intercompany Loan Event of Default or a Potential Note Event of Default shall have accrued and is continuing PROVIDED THAT such request does not adversely interfere with the Cash Manager's day to day provision of the Cash Management Services under the other terms of this Agreement.

       (d) The Cash Manager shall, at the request of the Security Trustee, furnish the Security Trustee and the Rating Agencies with such other information relating to its business and financial condition as it may be reasonable for the Security Trustee to request in connection with this Agreement, PROVIDED THAT such request does not adversely interfere with the Cash Manager's day to day provision of the Cash Management Services under the other terms of this Agreement.

10.    REMUNERATION

10.1   FEE PAYABLE

(a) Subject to paragraph (b) below, Funding shall pay to the Cash Manager for its Cash Management Services hereunder a cash management fee which shall be agreed in writing between Funding, the Security Trustee and the Cash Manager from time to time.

(b) Unless and until otherwise agreed by Funding and the Security Trustee in writing (notified to the Cash Manager), Funding shall be solely responsible for paying the cash management fee to the Cash Manager which is referred to in paragraph (a) above.

10.2   PAYMENT OF FEE

       The cash management fee referred to in Clause 10.1 shall be paid to the Cash Manager in arrear on each Interest Payment Date in the manner contemplated by and in accordance with the provisions of the applicable Funding Priority of Payments.

11.    COVENANTS OF CASH MANAGER

11.1   COVENANTS

       The Cash Manager hereby covenants with and undertakes to each of the Mortgages Trustee, Funding and the Security Trustee that without prejudice to any of its specific obligations hereunder:

       (a) it will devote all due skill, care and diligence to the performance of its obligations and the exercise of its discretions hereunder;

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

       (b) it will comply with any proper directions, orders and instructions which the Mortgages Trustee, Funding or the Security Trustee may from time to time give to it in accordance with the provisions of this Agreement and, in the event of any conflict, those of the Security Trustee shall prevail;

       (c) it will use its reasonable endeavours to keep in force all licences, approvals, authorisations and consents which may be necessary in connection with the performance of the Cash Management Services and prepare and submit all necessary applications and requests for any further approval, authorisation, consent or licence required in connection with the performance of the Cash Management Services;

       (d) save as otherwise agreed with the Mortgages Trustee, Funding and the Security Trustee, it will provide free of charge to the Mortgages Trustee and Funding during normal office hours office space, facilities, equipment and staff sufficient to fulfil the obligations of the Mortgages Trustee and Funding under this Agreement;

       (e) it will not knowingly fail to comply with any legal requirements in the performance of the Cash Management Services;

       (f) it will make all payments required to be made by it pursuant to this Agreement on the due date for payment thereof for value on such day without set-off (including, without limitation, in respect of any fees owed to it) or counterclaim; and

       (g) it will not without the prior written consent of the Security Trustee amend or terminate any of the Transaction Documents save in accordance with their terms.

11.2   DURATION OF COVENANTS

       The covenants of the Cash Manager in Clause 11.1 shall remain in force until this Agreement is terminated but without prejudice to any right or remedy of the Mortgages Trustee and/or Funding and/or the Security Trustee arising from breach of any such covenant prior to the date of termination of this Agreement.

12.    SERVICES NON-EXCLUSIVE

       Nothing in this Agreement shall prevent the Cash Manager from rendering or performing services similar to those provided for in this Agreement to or for itself or other persons, firms or companies or from carrying on business similar to or in competition with the business of the Mortgages Trustee, Funding or the Security Trustee.

13.    TERMINATION

13.1   CASH MANAGER TERMINATION EVENTS

       If any of the following events (CASH MANAGER TERMINATION EVENTS) shall occur:

       (a) default is made by the Cash Manager in the payment on the due date of any payment due and payable by it under this Agreement or in the performance of its obligations under Clauses 4.4 and
               4.5 and such default continues unremedied for a period of three London Business Days after the earlier of the Cash Manager becoming aware of such default; or

       (b) default is made by the Cash Manager in the performance or observance of any of its other covenants and obligations under this Agreement, which in the reasonable

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

               opinion of Funding and/or the Security Trustee is materially prejudicial to the interests of the Funding Secured Creditors and such default continues unremedied for a period of twenty days after the earlier of the Cash Manager becoming aware of such default and receipt by the Cash Manager of written notice from the Security Trustee requiring the same to be remedied;

       (c)     an Insolvency Event occurs,

       then Funding and/or the Security Trustee may at once or at any time thereafter while such default continues by notice in writing to the Cash Manager terminate its appointment as Cash Manager under this Agreement with effect from a date (not earlier than the date of the notice) specified in the notice.

13.2   RESIGNATION OF CASH MANAGER

       The appointment of the Cash Manager under this Agreement may be terminated upon the expiry of not less than 12 months' notice of termination given by the Cash Manager to the Mortgages Trustee, Funding and the Security Trustee PROVIDED THAT:

       (a) the Mortgages Trustee, Funding and the Security Trustee consent in writing to such termination;

       (b) a substitute cash manager shall be appointed, such appointment to be effective not later than the date of such termination;

       (c) such substitute cash manager has cash management experience and is approved by the Mortgages Trustee, Funding and the Security Trustee;

       (d) the then substitute cash manager enters into an agreement substantially on the same terms as the relevant provisions of this Agreement and the Cash Manager shall not be released from its obligations under the relevant provisions of this Agreement until such substitute cash manager has entered into such new agreement and the rights of the Mortgages Trustee and Funding under such agreement are charged in favour of the Security Trustee on terms satisfactory to the Security Trustee; and

       (e) the then current ratings of the Notes are not adversely affected as a result thereof, unless otherwise agreed by an Extraordinary Resolution (as defined in the Trust Deeds of each Issuer) of the holders of each class of the Notes of each Issuer.

13.3   EFFECT OF TERMINATION

(a) On and after termination of the appointment of the Cash Manager under this Agreement pursuant to this Clause, all authority and power of the Cash Manager under this Agreement shall be terminated and be of no further effect and the Cash Manager shall not thereafter hold itself out in any way as the agent of the Mortgages Trustee, Funding or the Security Trustee pursuant to this Agreement.

(b) Upon termination of the appointment of the Cash Manager under this Agreement pursuant to this Clause 13, the Cash Manager shall:

       (i) forthwith deliver (and in the meantime hold on trust for, and to the order of, the Mortgages Trustee, Funding or the Security Trustee, as the case may be) to the Mortgages Trustee, Funding or the Security Trustee, as the case may be or as it shall direct, all books of account, papers, records, registers, correspondence and documents in its possession or under its control relating to the affairs of or belongings of the Mortgages Trustee, Funding or the Security Trustee, as the case may be (if practicable, on the date of receipt), any monies then held by the Cash Manager on behalf of the Mortgages Trustee, Funding or, the Security Trustee and any other assets of the Mortgages Trustee, Funding and the Security Trustee;

       (ii) take such further action as the Mortgages Trustee, Funding or the Security Trustee, as the case may be, may reasonably direct at the expense of the Mortgages Trustee, Funding or the Security Trustee, as the case may be (including in relation to the appointment of a substitute cash manager), provided that the Mortgages Trustee or the Security Trustee, as the case may be, shall not be required to take or direct to be taken such further action unless it has been indemnified to its satisfaction (and in the event of a conflict between the directors of Funding, the Mortgages Trustee and the Security Trustee, the director of the Security Trustee shall prevail);

       (iii) provide all relevant information contained on computer records in the form of magnetic tape, together with details of the layout of the files encoded on such magnetic tapes; and

       (iv) co-operate and consult with and assist the Mortgages Trustee, Funding or the Security Trustee or its nominee, as the case may be (which shall, for the avoidance of doubt, include any Receiver appointed by it), for the purposes of explaining the file layouts and the format of the magnetic tapes generally containing such computer records on the computer system of the Mortgages Trustee, Funding, or the Security Trustee or such nominee, as the case may be.

13.4   NOTICE OF EVENT OF DEFAULT

       The Cash Manager shall deliver to the Mortgages Trustee, Funding and the Security Trustee as soon as reasonably practicable but in any event within three London Business Days of becoming aware thereof a notice of any Cash Manager Termination Event or any event which with the giving of notice or expiry of any grace period or certification, as specified in such Cash Manager Termination Event would constitute the same or any Intercompany Loan Event of Default or any Potential Intercompany Loan Event of Default. .

13.5   GENERAL PROVISIONS RELATING TO TERMINATION

(a) Termination of this Agreement or the appointment of the Cash Manager under this Agreement shall be without prejudice to the liabilities of the Mortgages Trustee, Funding and the Security Trustee to the Cash Manager or vice versa incurred before the date of such termination. The Cash Manager shall have no right of set-off or any lien in respect of such amounts against amounts held by it on behalf of the Mortgages Trustee, Funding or the Security Trustee.

(b) This Agreement shall terminate automatically at such time as Funding has no further interest in the Trust Property and the Intercompany Loans have been fully repaid or Funding's obligations under the Intercompany Loans have been otherwise discharged.

(c) On termination of the appointment of the Cash Manager under the provisions of this Clause 13 the Cash Manager shall be entitled to receive all fees and other monies accrued up to (but excluding) the date of termination but shall not be entitled to any other or further compensation. Such monies so receivable by the Cash Manager shall be paid by Funding, on the dates on which they would otherwise have fallen due hereunder and under the terms of the Funding Deed of Charge. For the avoidance of doubt, such termination shall not affect the

       Cash Manager's rights to receive payment of all amounts (if any) due to it from Funding other than under this Agreement.

(d) Any provision of this Agreement which is stated to continue after termination of the Agreement shall remain in full force and effect notwithstanding termination.

14.    FURTHER ASSURANCE

14.1   CO-OPERATION, ETC

       The parties hereto agree that they will co-operate fully to do all such further acts and things and execute any further documents as may be necessary or desirable to give full effect to the arrangements contemplated by this Agreement.

14.2   POWERS OF ATTORNEY

       Without prejudice to the generality of Clause 14.1, the Mortgages Trustee, Funding and the Security Trustee shall upon request by the Cash Manager forthwith give to the Cash Manager such further powers of attorney or other written authorisations, mandates or instruments as are necessary to enable the Cash Manager to perform the Cash Management Services.

14.3   CHANGE OF SECURITY TRUSTEE

       In the event that there is any change in the identity of the Security Trustee or an additional Security Trustee is appointed in accordance with the Funding Deed of Charge, as the case may be, the Cash Manager shall execute such documents with any other parties to this Agreement and take such actions as such new Security Trustee may reasonably require for the purposes of vesting in such new Security Trustee the rights of the Security Trustee under this Agreement and under the Funding Deed of Charge and releasing the retiring Security Trustee from further obligations thereunder and while any of the Notes of any Issuer remains outstanding shall give notice thereof to the Rating Agencies.

14.4   NO OBLIGATION ON SECURITY TRUSTEE

       Nothing herein contained shall impose any obligation or liability on the Security Trustee to assume or perform any of the obligations of the Mortgages Trustee, Funding or the Cash Manager hereunder or render it liable for any breach thereof.

15.    MISCELLANEOUS

15.1   NO SET-OFF

       Each of the Seller and the Cash Manager agrees that it will not:

       (a) set off or purport to set off any amount which either the Mortgages Trustee or Funding is or will become obliged to pay to it under this Agreement against any amount from time to time standing to the credit of or to be credited to the Mortgages Trustee GIC Account, the Funding Transaction Account or the Funding GIC Account or any replacement or additional bank account of either the Mortgages Trustee or Funding (including any Alternative Account); or

       (b) make or exercise any claims or demands, any rights of counterclaim or any other equities against or withhold payment of any and all sums of money which may at any time and from time to time be standing to the credit of the Mortgages Trustee GIC

               Account, the Funding Transaction Account or the Funding GIC Account or any replacement of additional bank account of either the Mortgages Trustee or Funding (including any Alternative Account).

15.2   NO PETITION

       The Cash Manager agrees that for so long as any Notes of any Issuer are outstanding it will not petition or commence proceedings for the administration or winding up of the Mortgages Trustee, Funding or any Issuer or participate in any ex parte proceedings with regard thereto.

15.3   NO RECOURSE

(a) In relation to all sums due and payable by the Mortgages Trustee or Funding to the Cash Manager, the Cash Manager agrees that it shall have recourse only to sums paid to or received by (or on behalf of) the Mortgages Trustee or Funding pursuant to the provisions of the Transaction Documents.

(b) For the avoidance of doubt, the Security Trustee shall not be liable to pay any amounts due under Clauses 6 and 8, but without prejudice to the obligations of the Mortgages Trustee or Funding, as the case may be, or any receiver appointed pursuant to the Funding Deed of Charge in respect of such amounts.

(c) Notwithstanding any other provisions of this Agreement, all obligations to, and rights of, the Security Trustee under or in connection with this Agreement (other than its obligations under Clause 14) shall automatically terminate upon the discharge in full of the Funding Secured Obligations, PROVIDED THAT this shall be without prejudice to any claims in respect of such obligations and rights arising on or prior to such date.

16.    CONFIDENTIALITY

       During the continuance of this Agreement or after its termination, each of the Mortgages Trustee, the Cash Manager, the Seller, Funding and the Security Trustee shall use its best endeavours not to disclose to any person, firm or company whatsoever any information relating to the business, finances or other matters of a confidential nature of any other party hereto of which it may exclusively by virtue of being party to the Transaction Documents have become possessed and shall use all reasonable endeavours to prevent any such disclosure as aforesaid, PROVIDED HOWEVER that the provisions of this Clause 16 shall not apply:

       (a) to any information already known to the recipient otherwise than as a result of entering into any of the Transaction Documents;

       (b) to any information subsequently received by the recipient which it would otherwise be free to disclose;

       (c) to any information which is or becomes public knowledge otherwise than as a result of the conduct of the recipient;

       (d) to any extent that the recipient is required to disclose the same pursuant to any law or order of any court or pursuant to any direction, request or requirement (whether or not having the force of law) of any central bank or any governmental or other authority (including, without limitation, any official bank examiners or regulators);

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

       (e) to the extent that the recipient needs to disclose the same for determining the existence of, or declaring, an Event of Default, an Intercompany Loan Event of Default or a Cash Manager Termination Event, the protection or enforcement of any of its rights under any of the Transaction Documents or in connection herewith or therewith or for the purpose of discharging, in such manner as it thinks fit, its duties under or in connection with such agreements in each case to such persons as require to be informed of such information for such purposes; or

       (f) in relation to any information disclosed to the professional advisers of the recipient or (in connection with a prospective rating of any debt to be issued by the First Issuer or any New Issuer) to any credit rating agency or any prospective new cash manager or prospective new security trustee.

17.    NOTICES

       Any notices to be given pursuant to this Agreement to any of the parties hereto shall be sufficiently served if sent by prepaid first class post, by hand or facsimile transmission and shall be deemed to be given (in the case of facsimile transmission) when despatched, (where delivered by hand) on the day of delivery if delivered before 17.00 hours on a London Business Day or on the next London Business Day if delivered thereafter or on a day which is not a London Business Day or (in the case of first class post) when it would be received in the ordinary course of the post and shall be sent:

       (a) in the case of the Cash Manager, to Abbey National plc, Abbey House, Baker Street, London NW1 6XL (facsimile number 020 7612
               4422) for the attention of the Company Secretary with a copy to Abbey National plc, c/o Abbey House (AAM 319), 201 Grafton Gate East, Milton Keynes MK9 1AN (facsimile number 01908 344 217) for the attention of Securitisation Team, Risk Operations;

       (b) in the case of the Mortgages Trustee, to Holmes Trustees Limited c/o Abbey House (AAM 319), 201 Grafton Gate East, Milton Keynes MK9 1AN (facsimile number 01908 344 217) for the attention of Securitisation Team, Risk Operations;

       (c) in the case of the Seller, to Abbey National plc, Abbey House, Baker Street, London NW1 6XL (facsimile number 020 7612 4422) for the attention of the Company Secretary with a copy to Abbey National plc, c/o Abbey House (AAM 319), 201 Grafton Gate East, Milton Keynes MK9 1AN (facsimile number 01908 344 217) for the attention of Securitisation Team, Risk Operations;

       (d) in the case of Funding, to Holmes Funding Limited c/o Abbey National plc, Abbey House, Baker Street, London NW1 6XL (facsimile number 020 7612 4422) for the attention of the Company Secretary with a copy to Abbey National plc, c/o Abbey House (AAM 319), 201 Grafton Gate East, Milton Keynes MK9 1AN (facsimile number 01908 344 217) for the attention of Securitisation Team, Risk Operations; and

       (e) in the case of the Security Trustee, to JPMorgan Chase Bank, N.A., London Branch, Trinity Tower, 9 Thomas More Street, London E1W 1YT for the attention of the Manager, Trust Administration, (facsimile number 020 7777 5410), or to such other address or facsimile number or for the attention of such other person or entity as may from time to time be notified by any party to the others by written notice in accordance with the provisions of this Clause 17.

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18.    VARIATION  AND WAIVER

       No variation or waiver of this Agreement shall be effective unless it is in writing and signed by (or by some person duly authorised by) each of the parties. No single or partial exercise of, or failure or delay in exercising, any right under this Agreement shall constitute a waiver or preclude any other or further exercise of that or any other right.

19.    NO PARTNERSHIP

       It is hereby acknowledged and agreed by the parties that nothing in this Agreement shall be construed as giving rise to any partnership between any of the parties.

20.    ASSIGNMENT

20.1   ASSIGNMENT BY THE MORTGAGES TRUSTEE AND FUNDING

       Neither of the Mortgages Trustee nor Funding may assign or transfer any of its respective rights and obligations under this Agreement without the prior written consent of:

       (a) in the case of the Mortgages Trustee, each of the Beneficiaries and the Security Trustee; and

       (b) in the case of Funding, each of the Security Trustee and the Cash Manager,

       except that Funding may assign its respective rights hereunder without such consent pursuant to the Funding Deed of Charge.

20.2   NO ASSIGNMENT BY CASH MANAGER

       The Cash Manager may not assign or transfer any of its rights and obligations under this Agreement without the prior written consent of the Mortgages Trustee, each of the Beneficiaries, Funding and the Security Trustee.

21.    NEW INTERCOMPANY LOAN AGREEMENTS

       If Funding enters into a New Intercompany Loan Agreement, then the Administrator, the Seller, Funding, the Security Trustee and the Mortgages Trustee shall execute such documents and take such action as may be reasonably required by the Security Trustee and the Rating Agencies for the purpose of including the New First Issuer in the Transaction Documents.

22.    EXCLUSION OF THIRD PARTY RIGHTS

       The parties to this Agreement do not intend that any term of this Agreement should be enforced, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this Agreement.

23.    COUNTERPARTS

       The Agreement may be executed manually or by facsimile, in one or more counterparts.

24.    GOVERNING LAW

       This Agreement is governed by, and shall be construed in accordance with, the laws of England.

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IN WITNESS WHEREOF the parties have caused this Agreement to be executed the day and year first before written.

                                  SCHEDULE 1

                         THE CASH MANAGEMENT SERVICES

The Cash Manager shall:

(a) operate the Mortgages Trustee GIC Account, the Funding GIC Account and the Funding Transaction Account and any account established by Funding into which any collateral under the Funding Swap Agreement is paid and ensure that payments are made into and from such accounts in accordance with this Agreement, the Mortgages Trust Deed, the Funding Deed of Charge, the Bank Account Agreement, the Mortgages Trustee Guaranteed Investment Contract, the Funding Guaranteed Investment Contract and any other applicable Transaction Document PROVIDED HOWEVER THAT nothing herein shall require the Cash Manager to make funds available to the Mortgages Trustee or Funding to enable such payments to be made other than as expressly required by the provisions of this Agreement;

(b)    keep records for all taxation purposes (including, without limitation
       VAT);

(c) assist the auditors of the Mortgages Trustee and Funding and provide such information to them as they may reasonably request for the purpose of carrying out their duties as auditors;

(d) make all filings, give all notices and make all registrations and other notifications required in the day-to-day operation of the respective businesses of the Mortgages Trustee and Funding or required to be given by the Mortgages Trustee or Funding pursuant to the Transaction Documents;

(e) arrange for all payments due to be made by the Mortgages Trustee and/or Funding under any of the Transaction Documents, PROVIDED THAT such monies are at the relevant time available to the Mortgages Trustee and/or Funding and PROVIDED FURTHER that nothing herein shall constitute a guarantee by the Cash Manager of all or any of the obligations of the Mortgages Trustee or Funding under any of the Transaction Documents;

(f) without prejudice to the role of and in conjunction with the Corporate Services Provider under the Corporate Services Agreement, keep general books of account and records of the Mortgages Trustee and Funding; provide accounting services, including reviewing receipts and payments, supervising and assisting in the preparation of interim statements and final accounts and supervising and assisting in the preparation of Tax returns;

(g) without prejudice to the role of and in conjunction with the Corporate Services Provider under the Corporate Services Agreement, provide or procure the provision of company secretarial and administration services to the Mortgages Trustee and Funding including the keeping of all registers and the making of all returns and filings required by applicable law or by US or UK regulatory authorities (including the Securities and Exchange Commission), co-operate in the convening of board and general meetings and provide registered office facilities;

(h) itself on behalf of the Mortgages Trustee and Funding, PROVIDED THAT such monies are at the relevant time available to the Mortgages Trustee and Funding, pay all the out-of-pocket expenses of the Mortgages Trustee and Funding, incurred by the Cash Manager on behalf of the Mortgages Trustee and Funding in the performance of the Cash Manager's duties hereunder including without limitation:

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

       (i) all Taxes which may be due or payable by the Mortgages Trustee and Funding;

       (ii) all registration, transfer, filing and other fees and other charges payable in respect of the sale by the Seller of the Portfolio to the Mortgages Trustee;

       (iii) all necessary filing and other fees in compliance with regulatory requirements;

       (iv)    all legal and audit fees and other professional advisory fees;

       (v) all communication expenses including postage, courier and telephone charges; and

       (vi) all premiums payable by the Mortgages Trustee in respect of the Insurance Policies.

(i) At the request of Funding (but also with the prior written consent of the Security Trustee), the Cash Manager shall invest monies standing from time to time to the credit of the Funding GIC Account and any and all amounts standing to the credit of the account established by Funding into which any collateral under the Funding Swap Agreement is paid in Authorised Investments, subject to the following provisions:

       (i) any such Authorised Investment shall be made in the joint names of Funding and the Security Trustee; and

       (ii) any costs properly and reasonably incurred in making and changing Authorised Investments will be reimbursed to the Cash Manager and the Security Trustee by Funding; and

       (iii) all income or proceeds following the disposal or maturity of Authorised Investments shall be credited to the Funding GIC Account;

       (iv) the Security Trustee and the Cash Manager shall not be responsible (save where any loss results from the Security Trustee's or the Cash Manager's own fraud, wilful default or negligence or that of its officers or employees) for any loss occasioned by reason of any such Authorised Investments whether by depreciation in value or otherwise provided that such Authorised Investments were made in accordance with the above provisions.

                                  SCHEDULE 2

                   CASH MANAGEMENT AND MAINTENANCE OF LEDGERS

1.     DETERMINATION

(a) Two London Business Days before each Distribution Date based on the amount of monies standing to the credit of the Mortgages Trustee GIC Account as at close of business on the preceding day, the Cash Manager shall determine each of the following:

       (i) the amount of Principal Receipts and Revenue Receipts received during the preceding Distribution Period;

       (ii) the amount of any Mortgages Trustee Available Revenue Receipts received during the preceding Distribution Period; and

       (iii) the amount of Mortgages Trustee Available Revenue Receipts and Principal Receipts to be distributed to Funding and to the Seller on that Distribution Date.

(b) Two London Business Days before each Distribution Date, the Cash Manager shall determine each of the following:

       (i) the amount of any Losses incurred on the Loans during the preceding Distribution Period;

       (ii) the Funding Share, the Seller Share, the Funding Share Percentage and the Seller Share Percentage in accordance with Clause 6 of the Mortgages Trust Deed; and

       (iii) the Minimum Seller Share in accordance with Clause 7.2 of the Mortgages Trust Deed.

(c) On each Intercompany Loan Determination Date the Cash Manager shall determine each of the following:

       (i) the amount of any Funding Available Revenue Receipts to be applied on the following Interest Payment Date in accordance with the Funding Pre-Enforcement Revenue Priority of Payments;

       (ii) the amount of any Funding Available Principal Receipts to be applied on the following Interest Payment Date in accordance with Funding's Principal Priorities of Payments; and

       (iii)   the amount of any Funding Income Deficit.

(d) The Cash Manager shall make all the determinations referred to in paragraphs 1(a) to (c) on the basis of the following assumptions:

       (i)     that the amount of any Losses will not increase;

       (ii) that any debit balance on the Principal Deficiency Ledger will not increase; and

       (iii) such other assumptions (including without limitation as to the amount of any payments or provisions to be made in accordance with the applicable Funding Priority of Payments during the period from and including the Intercompany Loan Determination Date prior to each Interest Payment Date to and excluding such Interest Payment Date) as the Cash Manager considers appropriate.

       The Cash Manager shall notify the Mortgages Trustee, Funding and the Security Trustee on request of any such other assumptions and shall take account of any representations made by the Mortgages Trustee, Funding and the Trustee (as the case may be) in relation thereto.

(e)    The Cash Manager shall:

       (i) make or procure to be made all returns and filings required to be made by Funding and the Mortgages Trustee;

       (ii) provide or procure the provision of company secretarial and administration services to Funding and the Mortgages Trustee including the keeping of all registers and the making of all returns required by applicable law or by UK regulatory authorities, co-operate in the convening of board and general meetings and provide registered office facilities;

       (iii) itself on behalf of Funding and the Mortgages Trustee, provided that such moneys are at the relevant time available to Funding and the Mortgages Trustee, pay all out-of-pocket expenses of Funding and the Mortgages Trustee incurred in the performance of the Cash Manager's duties hereunder including, without limitation, all fees payable to the London Stock Exchange Limited.

(f) The Cash Manager shall, if necessary, perform all currency conversions free of charge, cost or expense at the relevant exchange rate (for the purposes of any calculations referred to above, (i) all percentages resulting from such calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (e.g. 9.876541% being rounded down to 9.87654% and (ii) any currency amounts used in or resulting from such calculations will be rounded in accordance with the relevant market practice).

(g) Each determination made in accordance with this paragraph 1 shall (in the absence of bad faith, wilful default, negligence and manifest error) be final and binding on all persons.

2.     NOTIFICATION OF DETERMINATIONS

(a) The Cash Manager will cause each determination of Principal Receipts, Revenue Receipts, Losses, Mortgages Trustee Available Revenue Receipts, the Funding Share and the Seller Share, the Funding Share Percentage, the Seller Share Percentage and the Minimum Seller Share to be notified forthwith to the Mortgages Trustee, the Beneficiaries and the Security Trustee.

(b) The Cash Manager will cause each determination of the Funding Income Deficit (if any) the Funding Available Principal Receipts and Funding Available Revenue Receipts to be notified forthwith to Funding and the Security Trustee.

3.     PRIORITY OF PAYMENTS FOR MORTGAGES TRUSTEE AVAILABLE REVENUE RECEIPTS

       The Cash Manager shall (unless the intended recipient of the relevant payment agrees otherwise) on each Distribution Date withdraw Cash from the Mortgages Trustee GIC Account and/or, in the case of sums to be provided for, retain Cash in the amounts required

       (to the extent that such withdrawal does not cause the Mortgages Trustee GIC Account to become overdrawn or, if any amounts are retained by way of provision for the relevant liability and are thus not withdrawn, to the extent that withdrawal of those amounts that are withdrawn would not, if such retained amounts were also to be withdrawn, cause the balance on the Mortgages Trustee GIC Account to become overdrawn). The aggregate amount of the withdrawal shall equal the Mortgages Trustee Available Revenue Receipts on each Distribution Date. The withdrawal shall be used to make the payments and provisions in the order of priority set out in Clause 8.2 of the Mortgages Trust Deed (in each case only if and to the extent that payments or provisions of a higher priority have been made in full).

4.     PRIORITY OF PAYMENTS FOR MORTGAGES TRUSTEE AVAILABLE PRINCIPAL RECEIPTS

       The Cash Manager shall (unless the intended recipient of the relevant payment agrees otherwise) on each Distribution Date, withdraw Cash from the Mortgages Trustee GIC Account (to the extent only that such withdrawal does not cause the Mortgages Trustee GIC Account to become overdrawn) in an aggregate amount equal to the Mortgages Trustee Available Principal Receipts on each Distribution Date to make the payments in the order of priority set out in Clause 9 of the Mortgages Trust Deed.

5.     PRIORITY OF PAYMENTS FOR FUNDING AVAILABLE REVENUE RECEIPTS

       Funding Available Revenue Receipts will be applied by the Cash Manager on each Interest Payment Date until enforcement of the Funding Security pursuant to the Funding Deed of Charge or until such time as there are no amounts outstanding under any Intercompany Loan Agreement, in making such payments and provisions in the order of priority set out in the Funding Pre-Enforcement Revenue Priority of Payments (in each case only if and to the extent that payments or provisions of a higher priority have been made in full) as set out in Part I of Schedule 3 to the Funding Deed of Charge (as the same may be amended, varied or restated from time to time).

6.     PRIORITY OF PAYMENTS FOR FUNDING AVAILABLE PRINCIPAL RECEIPTS

       Funding Available Principal Receipts will be applied by the Cash Manager on each Interest Payment Date until enforcement of the Funding Security pursuant to the Funding Deed of Charge or until such time as there are no amounts outstanding under any Intercompany Loan Agreement, in making such payments and provisions in the order of priority (in each case only if and to the extent that payments or provisions of a higher priority have been made in full) set out in Part II of Schedule 3 to the Funding Deed of Charge.

7.     FUNDING INCOME DEFICIT

       If the Cash Manager determines on an Intercompany Loan Determination Date that there will be a Funding Income Deficit, then the Cash Manager, on behalf of Funding, shall pay or provide for such Funding Income Deficit by applying Funding Principal Receipts to make good such Funding Income Deficit, and the Cash Manager shall make a corresponding entry in the relevant Funding Ledgers as described in paragraphs 11 and 16 below.

8.     OTHER PAYMENTS

       Each of the Beneficiaries and the Cash Manager agrees, and the Mortgages Trustee concurs, that (save as otherwise specified below) the following payments may be made from the Mortgages Trustee GIC Account (to the extent that withdrawal of those amounts would not cause the balance of the Mortgages Trustee GIC Account to become overdrawn) on any date:

       (i) if any amount has been received from a Borrower for the express purpose of payment being made to a third party for the provision of a service (including giving insurance cover) to either that Borrower or the Seller or the Mortgages Trustee, to pay such amount when due to such third party or, in the case of the payment of an insurance premium, where such third party and the Cash Manager have agreed that payment of commission should be made by deduction from such insurance premium, to pay such amount less such commissions when due to such third party and to pay such commission to the Cash Manager and to pay any premiums in respect of any Insurance Policy or other insurance policy relating to any Loan comprised in the Portfolio;

       (ii) to pay to any person (including the Cash Manager) any amounts due arising from any overpayment by any person or arising from any reimbursement by any person of any such overpayment (including, for the avoidance of doubt, where arising from the failure of a direct debit);

       (iii) to pay when due (but subject to any right to refuse or withhold payment or of set-off that has arisen by reason of the Borrower's breach of the terms of the relevant Mortgage or Loan) any amount payable to a Borrower under the terms of the Mortgage or the Loan to which that Borrower is a party, and to pay when due any amount payable by the Mortgages Trustee to the Seller pursuant to Clauses 3.3, 4.4 and 5.2 of the Mortgage Sale Agreement;

       (iv) (iv)to pay to the Seller any amounts (including, for the avoidance of doubt, any Early Repayment Fees) received and held by the Mortgages Trustee on trust for the Seller pursuant to Clause 5 of the Mortgage Sale Agreement;

       (v) to pay when due and payable any amounts due and payable by the Mortgages Trustee to third parties and incurred without breach by the Mortgages Trustee of the Trust Deed and not provided for payment elsewhere in this paragraph 8;

       (vi) to refund any amounts due arising from the rejection of any payments in respect of a Loan and any other amounts which have not been received by the Mortgages Trustee as cleared funds; and

       (vii) to refund to the Seller any amounts which represent amounts received from Borrowers but which do not form part of the Mortgage Account Balance or comprise unpaid interest as at the Initial Closing Date and which are amounts owed by such Borrowers in respect of any period prior to the Relevant Closing Date as and when identified by the Cash Manager and if a Borrower fails to pay the full amount that it owes, the Cash Manager shall be obliged to refund to the Seller only such portion of the amount which relates to any period prior to the Relevant Closing Date.

9.     USE OF LEDGERS

       The Cash Manager shall forthwith record monies received or payments made by it on behalf of the Mortgages Trustee or Funding in the ledgers in the manner set out in this Agreement. If, at any time, the Cash Manager is in any doubt as to which ledger a particular amount should be credited or debited, it shall consult with the Security Trustee thereon.

       Except in the case of the Principal Deficiency Ledger, a debit item shall only be made in respect of any of the Mortgages Trustee Ledgers and the Funding Ledgers and the corresponding payment or transfer (if any) may only be made from the Mortgages Trustee GIC Account, the Funding GIC Account or the Funding Transaction Account, as the case may be, to the extent that such entry does not cause the relevant ledger to have a debit balance. In the case of the Principal Deficiency Ledger and each Principal Deficiency Sub Ledger, a credit item shall only be made to the extent that such entry does not cause such ledger to have a credit balance.

10.    REVENUE LEDGER

       The Cash Manager shall ensure that:

       (a)     the following amounts shall be credited to the Revenue Ledger:

               (i)    all Revenue Receipts; and

               (ii) all interest received by the Mortgages Trustee on the Mortgages Trustee GIC Account; and

       (b) any payment or provision made under paragraph 3 above shall be debited to the Revenue Ledger.

11.    PRINCIPAL LEDGER

       The Cash Manager shall ensure that:

       (a)     all Principal Receipts shall be credited to the Principal
               Ledger; and

       (b) any payment or provision made under paragraph 4 above shall be debited to the Principal Ledger.

12.    LOSSES LEDGER

       The Cash Manager shall ensure that all Losses shall be recorded in the Losses Ledger.

13.    FUNDING SHARE/SELLER SHARE LEDGER

       The Cash Manager shall ensure that the Current Funding Share and the Current Funding Share Percentage of the Trust Property the Current Seller Share and the Current Seller Share Percentage of the Trust Property are recorded in the Funding Share/Seller Share Ledger on the Initial Closing Date and thereafter on each Distribution Date.

14.    FUNDING REVENUE LEDGER

       The Cash Manager shall ensure that

       (a)     the following amounts shall be credited to the Funding Revenue
               Ledger:

               (i)    all Funding Revenue Receipts;

               (ii) all interest received by Funding in respect of the Funding Bank Accounts;

               (iii) all amounts received by Funding representing income on any Funding Authorised Investments;

               (iv) all amounts (other than any early termination payment which is to be used to acquire, if necessary, a new swap) received by Funding under the Funding Swap Agreement; and

               (v) any amount debited to the Funding Principal Ledger under paragraph 16(b)(ii); and

       (b) any payment or provision made under paragraph 5 above shall be debited to the Funding Revenue Ledger.

15.    FUNDING PRINCIPAL LEDGER

       Without prejudice to paragraph 17 below, the Cash Manager shall ensure that:

       (a)     the following amounts shall be credited to the Funding Principal
               Ledger:

               (i)    all Funding Principal Receipts; and

               (ii) amounts credited to the Principal Deficiency Ledger under paragraphs 5 and 17; and

       (b)     the following amounts shall be debited to the Funding Principal
               Ledger:

               (i) the aggregate amount of principal repaid on the Intercompany Loan Agreement pursuant to paragraph 6 above; and

               (ii) on each Interest Payment Date, an amount equal to the Funding Income Deficit on such Interest Payment Date.

16.    PRINCIPAL DEFICIENCY LEDGER

       (a) Without prejudice to paragraph 5, the Cash Manager shall ensure that there shall be debited to the Principal Deficiency Ledger:

               (i) deficiencies arising from Losses which have been allocated to the Funding Share; and

               (ii) any amount required to be debited to the Funding Principal Ledger under paragraph 16(b)(ii) above.

       (b) The Cash Manager shall ensure that there shall be credited to the Principal Deficiency Ledger any amount to be credited in accordance with paragraph 5 above.

       (c) Amounts to be debited to the Principal Deficiency Ledger shall be debited in the following order:

               (i) first, to the Principal Deficiency Sub Ledger corresponding to the Term Advance with the lowest ranking Term Advance Rating until the debit balance thereon is equal to the then principal amount outstanding of the corresponding Term Advance(s);

               (ii) secondly, to the Principal Deficiency Sub Ledger corresponding to the Term Advance with the next lowest Term Advance Rating until the debit balance thereon is equal to the then principal amount outstanding of corresponding Term Advance(s); and

               (iii) thirdly, to the Principal Deficiency Sub Ledger corresponding to the Term Advance with the next lowest Term Advance Rating, and so on until amounts are debited to the AAA Principal Deficiency Sub Ledger, at which point there will be an Asset Trigger Event.

       (d) Amounts to be credited to a Principal Deficiency Ledger shall be credited in the following order:

               (i) first, to the Principal Deficiency Sub Ledger corresponding to the Term Advance with the highest ranking Term Advance Rating until the debit balance thereon is reduced to zero;

               (ii) secondly, to the Principal Deficiency Sub Ledger corresponding to the Term Advance with the next highest ranking Term Advance Rating until the debit balance thereon is reduced to zero; and

               (iii) thirdly, to the Principal Deficiency Sub Ledger corresponding to the Term Advance with the next highest ranking Term Advance Rating until the debit balance thereon is reduced to zero, and so on until the balance of the Principal Deficiency Ledger is zero.

17.    RESERVE LEDGER

       (a) On each Interest Payment Date, the Cash Manager shall determine the First Reserve Fund Required Amount and the First Reserve Fund Additional Required Amount.

       (b) On each Interest Payment Date, the Cash Manager shall determine the Second Reserve Fund Required Amount which shall apply for the period from but excluding that Interest Payment Date to and including the next following Interest Payment Date.

       (c) A First Reserve Tranche (if any) drawn down on a relevant Closing Date by Funding pursuant to a Start-Up Loan Agreement or otherwise an amount withdrawn from the Funding Reserve Fund if so agreed by Funding, the Seller and the Security Trustee will be credited to the First Reserve Ledger.

       (d) FIRST RESERVE TRANCHE for the purposes of this paragraph shall mean a tranche drawn under a Start-Up Loan Agreement to be applied to the credit of the First Reserve Ledger.

       (e) Amounts shall be credited to the First Reserve Ledger, the Second Reserve Ledger and the Funding Reserve Ledger in accordance with the Funding Priority of Payments above.

       (f) On each Interest Payment Date following a Funding Liquidity Reserve Fund Relevant Event, the Cash Manager shall determine the Funding Liquidity Reserve Required Amount which shall apply for the period from but excluding that Interest Payment Date to and including the next following Interest Payment Date.

       (g) Amounts shall be debited to the First Reserve Ledger, the Second Reserve Ledger, the Funding Reserve Ledger and the Funding Liquidity Reserve Ledger on each Interest Payment Date in order to be applied in accordance with the order of priority of payments set out in Schedule 3 to the Funding Deed of Charge.

18.    INTERCOMPANY  LOAN LEDGER

       The Cash Manager shall ensure that all payments of interest and repayments of principal on each of the Term Advances are recorded in the Intercompany Loan Ledger.

19.    CASH ACCUMULATION LEDGER

       The Cash Manager shall ensure that all Funding Principal Receipts reserved by Funding to be set aside as Series 1 Term AAA Cash Amounts in the Cash Accumulation Sub-Ledger of the relevant Issuer and/or to pay the relevant Bullet Term Advances and/or, as applicable, the Scheduled Amortisation Term Advances are recorded on the Cash Accumulation Ledger.

                                  SCHEDULE 3

                   FORM OF MORTGAGES TRUSTEE QUARTERLY REPORT

HOLMES TRUSTEES LTD
PROFIT & LOSS ACCOUNT

PERIOD ENDED
                                           This Quarter  Prior Quarter
                                              [POUND]       [POUND]
Interest Receivable - Mortgages
                                                0              0
                                     ------------------------------------------

                                     ------------------------------------------
Interest Payable - Mortgages
                                                0              0
                                     ------------------------------------------
Net Operating Income                            0              0
                                     ------------------------------------------
Fees Receivable
Fees Payable

Operating Expenses

                                     ------------------------------------------
Profit/loss on ordinary activities
 before tax                                     0              0

Taxation

                                     ------------------------------------------
Profit/loss on ordinary activities
 after tax                                      0              0

Dividend                                        0              0

Retained profit brought forward                 0              0

Retained profit for the year                    0              0
                                     ==========================================


HOLMES TRUSTEES LTD
BALANCE SHEET

PERIOD ENDED
                                                     [POUND]         [POUND]
FIXED ASSET INVESTMENTS

CURRENT ASSETS                                          0
New Loans                                               0
Interest Receivable                                     0
Other debtors                                           0
Cash at Bank                                            0
                                                  -------------
                                                  -------------
CREDITORS: AMOUNTS FALLING DUE WITHIN ONE
 YEAR
Accruals                                                0
Interest Payable Accrual                                0
Taxation                                                0
                                                  -------------
                                                        0
                                                  -------------
Net current assets                                                     0

                                                                 -------------
Total Assets less current liabilities                                  0
                                                                 =============
Share Capital                                                          0
Reserves                                                               0
                                                                 -------------
                                                       Diff            0
                                                                 -------------


                                  SCHEDULE 4

                       FORM OF FUNDING QUARTERLY REPORT

HOLMES TRUSTEES LTD
PROFIT & LOSS ACCOUNT

PERIOD ENDED
                                            This Quarter        Prior Quarter
                                             [POUND]               [POUND]
Interest Receivable - Mortgages
Interest Receivable - Cash Deposits
                                         ----------------
                                                0                   0
Interest Payable - Intercompany Loan
Interest Payable
                                         -------------------------------------
                                                0                   0
                                         -------------------------------------
Net Operating Income                            0                   0

Other Income

Insurance Commission
Operating Expenses
Deferred Consideration
                                         -------------------------------------
                                         -------------------------------------
Profit/loss on ordinary activities
 before tax                                    0                    0

Taxation
                                         -------------------------------------
Profit/loss on ordinary activities
 after tax                                      0                   0

Dividend                                        0                   0

Retained profit brought forward                 0                   0
                                         -------------------------------------
Operating Expenses                              0                   0
                                         -------------------------------------


HOLMES TRUSTEES LTD
BALANCE SHEET

PERIOD ENDED
                                                    [POUND]         [POUND]
FIXED ASSET INVESTMENTS

Beneficial Interest in Mortgage portfolio                              -

CURRENT ASSETS                                         0
New Loans                                              0
Interest Receivable                                    0
Other debtors                                          0
Cash at Bank                                           0
     Reserve Funding
     Transaction Account                               0
     Funding GIC Account                               0
                                                  -------------
                                                       0
                                                  -------------

CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR
Accruals                                               0
Deferred Consideration Creditor                        0
Interest Payable Accrual                               0
Taxation                                               0
                                                  -------------
                                                       0
                                                  -------------

Net current assets                                                     0

CREDITORS: AMOUNTS FALLING DUE AFTER ONE YEAR
Intercompany Loan                                                      0
Start Up Loan                                                          0

Total Assets less current liabilities                                  0
                                                                  ============
Share Capital                                                          0
Reserves                                                               0
                                                                  ------------
                                                      Diff             0
                                                                  ============


HOLMES FUNDING LTD
FIRST ISSUER NOTES TO BALANCE SHEET

PERIOD ENDED

BALANCE ON CASH ACCUMULATION LEDGER                                    0

AVAILABLE CREDIT ENHANCEMENT

First Reserve Fund at closing
Last Quarter Closing First Reserve Fund
Drawings to make a bullet repayment
Other drawings
Closing First Reserve Fund Balance
Target First Reserve Fund

Second Reserve Fund at Closing
Last Quarter Closing Second Reserve Fund
Drawings to make a bullet repayment
Other drawings
Closing Second Reserve Fund Balance
Target Second Reserve Fund

Funding Liquidity Reserve Fund at Closing
Last Quarter Closing Funding Liquidity Reserve Fund
Drawings to make a bullet repayment
Other drawings
Closing Funding Liquidity Reserve Fund Balance
Target Funding Liquidity Reserve Fund

Funding Reserve Fund at Closing
Last Quarter Closing Funding Reserve Fund
Drawings to make a bullet repayment
Other drawings
Closing Funding Reserve Fund Balance
Target Funding Reserve Fund

PRINCIPAL DEFICIENCY LEDGER                                    AAA    AA    BBB

Opening PDL Balance                                             0      0     0
Losses this Quarter                                             0      0     0
PDL top up from Revenue Account                                 0      0     0
Closing PDL Balance                                             0      0     0

SUBORDINATED LOAN OUTSTANDING

Initial Balance
Last Quarter Closing Outstanding
Accrued Interest
Repayments Made
Closing Balance

                                      34


HOLMES FUNDING LTD
SECOND ISSUER NOTES TO BALANCE SHEET

PERIOD ENDED

BALANCE ON CASH ACCUMULATION LEDGER                                    0

AVAILABLE CREDIT ENHANCEMENT

First Reserve Fund at closing
Last Quarter Closing First Reserve Fund
Drawings to make a bullet repayment
Other drawings
Closing First Reserve Fund Balance
Target First Reserve Fund

Second Reserve Fund at Closing
Last Quarter Closing Second Reserve Fund
Drawings to make a bullet repayment
Other drawings
Closing Second Reserve Fund Balance
Target Second Reserve Fund

Funding Liquidity Reserve Fund at Closing
Last Quarter Closing Funding Liquidity Reserve Fund
Drawings to make a bullet repayment
Other drawings
Closing Funding Liquidity Reserve Fund Balance
Target Funding Liquidity Reserve Fund

Funding Reserve Fund at Closing
Last Quarter Closing Funding Reserve Fund
Drawings to make a bullet repayment
Other drawings
Closing Funding Reserve Fund Balance
Target Funding Reserve Fund

PRINCIPAL DEFICIENCY LEDGER                                    AAA    AA    BBB

Opening PDL Balance                                             0      0     0
Losses this Quarter                                             0      0     0
PDL top up from Revenue Account                                 0      0     0
Closing PDL Balance                                             0      0     0

SUBORDINATED LOAN OUTSTANDING

Initial Balance
Last Quarter Closing Outstanding
Accrued Interest
Repayments Made
Closing Balance

                                      35


HOLMES FUNDING LTD
THIRD ISSUER NOTES TO BALANCE SHEET

PERIOD ENDED

BALANCE ON CASH ACCUMULATION LEDGER                                    0

AVAILABLE CREDIT ENHANCEMENT

First Reserve Fund at closing
Last Quarter Closing First Reserve Fund
Drawings to make a bullet repayment
Other drawings
Closing First Reserve Fund Balance
Target First Reserve Fund

Second Reserve Fund at Closing
Last Quarter Closing Second Reserve Fund
Drawings to make a bullet repayment
Other drawings
Closing Second Reserve Fund Balance
Target Second Reserve Fund

Funding Liquidity Reserve Fund at Closing
Last Quarter Closing Funding Liquidity Reserve Fund
Drawings to make a bullet repayment
Other drawings
Closing Funding Liquidity Reserve Fund Balance
Target Funding Liquidity Reserve Fund

Funding Reserve Fund at Closing
Last Quarter Closing Funding Reserve Fund
Drawings to make a bullet repayment
Other drawings
Closing Funding Reserve Fund Balance
Target Funding Reserve Fund

PRINCIPAL DEFICIENCY LEDGER                                    AAA    AA    BBB

Opening PDL Balance                                             0      0      0
Losses this Quarter                                             0      0      0
PDL top up from Revenue Account                                 0      0      0
Closing PDL Balance                                             0      0      0

SUBORDINATED LOAN OUTSTANDING

Initial Balance
Last Quarter Closing Outstanding
Accrued Interest
Repayments Made
Closing Balance

                                      36


HOLMES FUNDING LTD
FOURTH ISSUER NOTES TO BALANCE SHEET

PERIOD ENDED

BALANCE ON CASH ACCUMULATION LEDGER                                    0

AVAILABLE CREDIT ENHANCEMENT

First Reserve Fund at closing
Last Quarter Closing First Reserve Fund
Drawings to make a bullet repayment
Other drawings
Closing First Reserve Fund Balance
Target First Reserve Fund

Second Reserve Fund at Closing
Last Quarter Closing Second Reserve Fund
Drawings to make a bullet repayment
Other drawings
Closing Second Reserve Fund Balance
Target Second Reserve Fund

Funding Liquidity Reserve Fund at Closing
Last Quarter Closing Funding Liquidity Reserve Fund
Drawings to make a bullet repayment
Other drawings
Closing Funding Liquidity Reserve Fund Balance
Target Funding Liquidity Reserve Fund

Funding Reserve Fund at Closing
Last Quarter Closing Funding Reserve Fund
Drawings to make a bullet repayment
Other drawings
Closing Funding Reserve Fund Balance
Target Funding Reserve Fund

PRINCIPAL DEFICIENCY LEDGER                                    AAA    AA    BBB

Opening PDL Balance                                             0      0     0
Losses this Quarter                                             0      0     0
PDL top up from Revenue Account                                 0      0     0
Closing PDL Balance                                             0      0     0

SUBORDINATED LOAN OUTSTANDING

Initial Balance
Last Quarter Closing Outstanding
Accrued Interest
Repayments Made
Closing Balance

                                      37


HOLMES FUNDING LTD
FIFTH ISSUER NOTES TO BALANCE SHEET

PERIOD ENDED

BALANCE ON CASH ACCUMULATION LEDGER                                    0

AVAILABLE CREDIT ENHANCEMENT

First Reserve Fund at closing
Last Quarter Closing First Reserve Fund
Drawings to make a bullet repayment
Other drawings
Closing First Reserve Fund Balance
Target First Reserve Fund

Second Reserve Fund at Closing
Last Quarter Closing Second Reserve Fund
Drawings to make a bullet repayment
Other drawings
Closing Second Reserve Fund Balance
Target Second Reserve Fund

Funding Liquidity Reserve Fund at Closing
Last Quarter Closing Funding Liquidity Reserve Fund
Drawings to make a bullet repayment
Other drawings
Closing Funding Liquidity Reserve Fund Balance
Target Funding Liquidity Reserve Fund

Funding Reserve Fund at Closing
Last Quarter Closing Funding Reserve Fund
Drawings to make a bullet repayment
Other drawings
Closing Funding Reserve Fund Balance
Target Funding Reserve Fund

PRINCIPAL DEFICIENCY LEDGER                                    AAA    AA    BBB

Opening PDL Balance                                             0      0     0
Losses this Quarter                                             0      0     0
PDL top up from Revenue Account                                 0      0     0
Closing PDL Balance                                             0      0     0

SUBORDINATED LOAN OUTSTANDING

Initial Balance
Last Quarter Closing Outstanding
Accrued Interest
Repayments Made
Closing Balance

                                      38


HOLMES FUNDING LTD
SIXTH ISSUER NOTES TO BALANCE SHEET

PERIOD ENDED

BALANCE ON CASH ACCUMULATION LEDGER                                    0

AVAILABLE CREDIT ENHANCEMENT

First Reserve Fund at closing
Last Quarter Closing First Reserve Fund
Drawings to make a bullet repayment
Other drawings
Closing First Reserve Fund Balance
Target First Reserve Fund

Second Reserve Fund at Closing
Last Quarter Closing Second Reserve Fund
Drawings to make a bullet repayment
Other drawings
Closing Second Reserve Fund Balance
Target Second Reserve Fund

Funding Liquidity Reserve Fund at Closing
Last Quarter Closing Funding Liquidity Reserve Fund
Drawings to make a bullet repayment
Other drawings
Closing Funding Liquidity Reserve Fund Balance
Target Funding Liquidity Reserve Fund

Funding Reserve Fund at Closing
Last Quarter Closing Funding Reserve Fund
Drawings to make a bullet repayment
Other drawings
Closing Funding Reserve Fund Balance
Target Funding Reserve Fund

PRINCIPAL DEFICIENCY LEDGER                                    AAA    AA    BBB

Opening PDL Balance                                             0      0     0
Losses this Quarter                                             0      0     0
PDL top up from Revenue Account                                 0      0     0
Closing PDL Balance                                             0      0     0

SUBORDINATED LOAN OUTSTANDING

Initial Balance
Last Quarter Closing Outstanding
Accrued Interest
Repayments Made
Closing Balance

                                      39


HOLMES FUNDING LTD
SEVENTH ISSUER NOTES TO BALANCE SHEET

PERIOD ENDED

BALANCE ON CASH ACCUMULATION LEDGER                                 0

AVAILABLE CREDIT ENHANCEMENT

First Reserve Fund at closing
Last Quarter Closing First Reserve Fund
Drawings to make a bullet repayment
Other drawings
Closing First Reserve Fund Balance
Target First Reserve Fund

Second Reserve Fund at Closing
Last Quarter Closing Second Reserve Fund
Drawings to make a bullet repayment
Other drawings
Closing Second Reserve Fund Balance
Target Second Reserve Fund

Funding Liquidity Reserve Fund at Closing
Last Quarter Closing Funding Liquidity Reserve Fund
Drawings to make a bullet repayment
Other drawings
Closing Funding Liquidity Reserve Fund Balance
Target Funding Liquidity Reserve Fund

Funding Reserve Fund at Closing
Last Quarter Closing Funding Reserve Fund
Drawings to make a bullet repayment
Other drawings
Closing Funding Reserve Fund Balance
Target Funding Reserve Fund

PRINCIPAL DEFICIENCY LEDGER                                    AAA    AA    BBB

Opening PDL Balance                                             0      0     0
Losses this Quarter                                             0      0     0
PDL top up from Revenue Account                                 0      0     0
Closing PDL Balance                                             0      0     0

SUBORDINATED LOAN OUTSTANDING

Initial Balance
Last Quarter Closing Outstanding
Accrued Interest
Repayments Made
Closing Balance

                                      40


HOLMES FUNDING LTD
EIGHTH ISSUER NOTES TO BALANCE SHEET

PERIOD ENDED

BALANCE ON CASH ACCUMULATION LEDGER                                    0

AVAILABLE CREDIT ENHANCEMENT

First Reserve Fund at closing
Last Quarter Closing First Reserve Fund
Drawings to make a bullet repayment
Other drawings
Closing First Reserve Fund Balance
Target First Reserve Fund

Second Reserve Fund at Closing
Last Quarter Closing Second Reserve Fund
Drawings to make a bullet repayment
Other drawings
Closing Second Reserve Fund Balance
Target Second Reserve Fund

Funding Liquidity Reserve Fund at Closing
Last Quarter Closing Funding Liquidity Reserve Fund
Drawings to make a bullet repayment
Other drawings
Closing Funding Liquidity Reserve Fund Balance
Target Funding Liquidity Reserve Fund

Funding Reserve Fund at Closing
Last Quarter Closing Funding Reserve Fund
Drawings to make a bullet repayment
Other drawings
Closing Funding Reserve Fund Balance
Target Funding Reserve Fund

PRINCIPAL DEFICIENCY LEDGER                                    AAA    AA    BBB

Opening PDL Balance                                             0      0     0
Losses this Quarter                                             0      0     0
PDL top up from Revenue Account                                 0      0     0
Closing PDL Balance                                             0      0     0

SUBORDINATED LOAN OUTSTANDING

Initial Balance
Last Quarter Closing Outstanding
Accrued Interest
Repayments Made
Closing Balance

                                      41


HOLMES FUNDING LTD
NINTH ISSUER NOTES TO BALANCE SHEET

PERIOD ENDED

BALANCE ON CASH ACCUMULATION LEDGER                                    0

AVAILABLE CREDIT ENHANCEMENT

First Reserve Fund at closing
Last Quarter Closing First Reserve Fund
Drawings to make a bullet repayment
Other drawings
Closing First Reserve Fund Balance
Target First Reserve Fund

Second Reserve Fund at Closing
Last Quarter Closing Second Reserve Fund
Drawings to make a bullet repayment
Other drawings
Closing Second Reserve Fund Balance
Target Second Reserve Fund

Funding Liquidity Reserve Fund at Closing
Last Quarter Closing Funding Liquidity Reserve Fund
Drawings to make a bullet repayment
Other drawings
Closing Funding Liquidity Reserve Fund Balance
Target Funding Liquidity Reserve Fund

Funding Reserve Fund at Closing
Last Quarter Closing Funding Reserve Fund
Drawings to make a bullet repayment
Other drawings
Closing Funding Reserve Fund Balance
Target Funding Reserve Fund

PRINCIPAL DEFICIENCY LEDGER                                    AAA    AA    BBB

Opening PDL Balance                                             0      0     0
Losses this Quarter                                             0      0     0
PDL top up from Revenue Account                                 0      0     0
Closing PDL Balance                                             0      0     0

SUBORDINATED LOAN OUTSTANDING

Initial Balance
Last Quarter Closing Outstanding
Accrued Interest
Repayments Made
Closing Balance

                                      42


HOLMES FUNDING LTD
[NEW ISSUER] NOTES TO BALANCE SHEET

PERIOD ENDED

BALANCE ON CASH ACCUMULATION LEDGER                                    0

AVAILABLE CREDIT ENHANCEMENT

First Reserve Fund at closing
Last Quarter Closing First Reserve Fund
Drawings to make a bullet repayment
Other drawings
Closing First Reserve Fund Balance
Target First Reserve Fund

Second Reserve Fund at Closing
Last Quarter Closing Second Reserve Fund
Drawings to make a bullet repayment
Other drawings
Closing Second Reserve Fund Balance
Target Second Reserve Fund

Funding Liquidity Reserve Fund at Closing
Last Quarter Closing Funding Liquidity Reserve Fund
Drawings to make a bullet repayment
Other drawings
Closing Funding Liquidity Reserve Fund Balance
Target Funding Liquidity Reserve Fund

Funding Reserve Fund at Closing
Last Quarter Closing Funding Reserve Fund
Drawings to make a bullet repayment
Other drawings
Closing Funding Reserve Fund Balance
Target Funding Reserve Fund

PRINCIPAL DEFICIENCY LEDGER                                    AAA    AA    BBB

Opening PDL Balance                                             0      0     0
Losses this Quarter                                             0      0     0
PDL top up from Revenue Account                                 0      0     0
Closing PDL Balance                                             0      0     0

SUBORDINATED LOAN OUTSTANDING

Initial Balance
Last Quarter Closing Outstanding
Accrued Interest
Repayments Made
Closing Balance


                                  SIGNATORIES

Signed by                             )
for and on behalf of                  )
ABBEY NATIONAL PLC                    )
as Cash Manager                       )




Signed by                             )
for and on behalf of                  )
ABBEY NATIONAL PLC                    )
as Seller                             )




Signed by                             )
for and on behalf of                  )
HOLMES TRUSTEES LIMITED               )




Signed by                             )
for and on behalf of                  )
HOLMES FUNDING LIMITED                )




Signed by                             )
for and on behalf of                  )
JPMORGAN CHASE BANK, N.A.,            )
LONDON BRANCH                         )





                                      44